Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm


To  the  Board  of  Directors
Trinity  Learning  Corporation

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 22, 2004, relating to the consolidated financial statements of Trinity Learning Corporation contained in that Prospectus. Our report contains an explanatory paragraph regarding the Companys ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO  Spencer  Steward

Pretoria,  South  Africa
June  12,  2006